UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company              □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act       □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

______________________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing fourth quarter 2024 results was made February 27, 2025 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

______________________________________________________________________________________________________

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Fourth Quarter 2024 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

February 27, 2025	By: /s/ Gerald Y. Ng Gerald Y. Ng Vice President and Chief Financial Officer

Exhibit 99.0

Data I/O Reports Fourth Quarter 2024 Results

Company Announces New Era with Strategic Focus on Optimization of

Core Programming Platform and Enhanced Sales Process

Redmond, WA – February 27, 2025 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the fourth quarter ended December 31, 2024.

Management Comments

Commenting on the fiscal year ended December 31, 2024 and the Company’s future, William Wentworth, President and CEO of Data I/O Corporation, said, “Since being appointed CEO in October 2024, I have spent a great deal of time strategizing with our leadership team and global workforce, reviewing all internal and external operations and sales processes, analyzing our programming technologies, assessing the competitive landscape, visiting with our customers and partners around the world, and meeting with shareholders and prospective investors.  I am even more confident in our brand position and potential to become the platform of choice for our partners.

“Our team is optimizing the current programming platform and initiating a consultative sales process that has proven to be successful throughout the technology landscape.  It is worth reiterating that I’ve been intimately involved in the programmable semiconductor industry for more than 40 years. Source Electronics, while I was founder and CEO, became the largest independent programming center business. This experience gives Data I/O a unique perspective of customer needs. Over the past five months since the CEO transition, our team has hit the ground running by leveraging our collective industry backgrounds as we develop plans to accelerate growth, drive profitability and expand market share.

“In 2024 under prior management, Data I/O delivered a net loss driven by lower sales and one-time expenses associated with our leadership changes and strategic initiatives.  While we significantly reduced operating expenses since 2023, that work continues today.  We are optimizing business operations, including the use of technology and process automation, with a view toward scaling our revenue lines and delivering profitable growth.

“Recent actions include the development of an AI-agent to improve a critical customer support function that significantly reduced the process within our engineering operations. We redesigned our Field Service and Support model which will be launched later this quarter in a region with concentrated system deployments.  We have also identified several actions to further reduce costs which should increase attach rates of service contracts and better manage inventory, both areas of re-occurring and consumable revenues. These are very encouraging points of progress in a relatively short period of time.

“The perspective comes from being a customer for 30 years.  With our new management team in place, this is a culture that has allowed us to lay the groundwork for Data I/O’s transformation, with a strategic focus on optimizing the current programming platform and initiating a consultative sales process.  We believe these early changes create a more efficient and effective organization with a clear vision, while maintaining financial discipline and lowering our total cost of operations. We are excited to share our progress as we enter a new era of Data I/O.”

Fourth Quarter 2024 Financial Results

Net sales in the fourth quarter 2024 were $5.2 million, down 25% compared with $6.9 million in the fourth quarter 2023.  For the full year 2024, net sales were $21.8 million, down 22% from $28.1 million for 2023.  In 2024, automotive electronics uncertainty persisted and customer capacity expansion slowed, resulting in lower system shipments in the Americas and Europe which were partially offset by growth in Asia.  Automotive electronics represented 59% of 2024 bookings compared to 63% for 2023. While automotive system sales were below expectations, the Company continues to expand its sales to service providers (franchise distribution, contract manufacturers and independent providers) and reoccurring revenue offerings.  For the full year, consumable adapters and services revenue remained steady, representing 50% of total revenue and helping mitigate the decline in system sales.

Fourth quarter 2024 bookings were $4.1 million, down 42% from $7.2 million for the fourth quarter 2023. Bookings for 2024 were $22.5 million, down 13% from $25.8 million in 2023 due to similar market challenges noted for revenue.  Backlog on December 31, 2024 was $3.5 million, up $0.7 million from the fourth quarter 2023, which will benefit revenue recognition in the first half 2025 as systems are shipped.  Additionally, deferred revenue was approximately $1.6 million on December 31, 2024.

Gross margin as a percentage of sales was 52.2% in the fourth quarter 2024, as compared to 58.0% in the prior year period.  Full year gross margin was 53.3% for 2024, as compared to 57.7% for 2023.  The decrease in gross margin as a percentage of sales primarily reflects lower sales volume and related lower absorption of fixed manufacturing and service operating costs.  Actual 2024 production and service spending decreased by $250,000 or 4% from the prior year.

Operating expenses for the fourth quarter 2024 were $4.0 million, up $179,000 or 5% from the prior year period.  Spending included approximately $500,000 in one-time charges from the previously announced organizational and leadership changes.  These staffing reductions and the resulting charges will contribute to expense savings in 2025.  Other incremental expenses in the fourth quarter 2024 of approximately $120,000 for strategic enhancements to the Company’s core platform and other new technology investments were also initiated.  Full year 2024 expenses were $14.6 million, down $1.1 million or 7% from the prior year.  Excluding the one-time fourth quarter charges, full year operating expenses would have declined by over $1.7 million or 12% from the prior year.  Cost containment and efficiency improvements undertaken in the second half 2023 and throughout 2024 contributed to lower operating expenses.

Net loss in the fourth quarter 2024 was ($1.2) million or ($0.13) per share, compared to net income of $144,000 or $0.02 per share for the prior year period.  For 2024, net loss was ($3.1) million or ($0.34) per share, compared to net income of $486,000 or $0.05 per share in 2023.  The 2024 revenue decrease of $6.3 million and gross profit decline of 440 basis points contributed to a gross margin decline of $4.6 million which was partially offset by $1.1 million in operating cost reductions.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which excludes equity compensation, was ($1.1) million in the fourth quarter 2024, compared to $514,000 for the prior year period.  For the full year, Adjusted EBITDA was ($1.4) million in 2024, compared to $2.3 million in 2023.

The Company’s balance sheet and liquidity remained solid with cash at the end of the fourth quarter 2024 at $10.3 million, a decrease of $2 million from $12.3 million on December 31, 2023.  The full year cash decrease reflects lower sales and gross margin partially offset by operating expense reductions and strong accounts receivable collections.  Despite the market slowdown, customer collection risk remains very low with steady trade receivable DSOs and minimal past due collections.  Data I/O had net working capital of $16.1 million on December 31, 2024, down from $18.4 million on December 31, 2023.  The Company continues to have no debt.

Conference Call Information

A conference call discussing financial results for the fourth quarter ended December 31, 2024 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-317-5788.  A replay will be made available approximately one hour after the conclusion of the call. To access the replay, please dial 412-317-0088, access code 2420039.  The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data provisioning solutions to manage device intellectual property from point of inception to deployment in the field.  OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life.  These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers.  Learn more at dataio.com/Company/Patents.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, expected expenses, orders, deliveries, backlog and financial positions, semiconductor chip shortages, supply chain expectations, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the demand for the Company’s products and the impact from geopolitical conditions including any related international trade restrictions. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, shipping availability, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions, part shortages and other risks including those described in the Company’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA, excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

Contacts:

Gerald Ng
Vice President and CFO
Data I/O Corporation 6645 185th Ave. NE, Suite 100
Redmond, WA 98052 Investor-Relations@dataio.com

Darrow Associates, Inc.
Jordan Darrow
(512) 551-9296 jdarrow@darrowir.com

-     tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net Sales	$5,185	$6,874	$21,769	$28,064
Cost of goods sold	2,480	2,883	10,163	11,878
Gross margin	2,705	3,991	11,606	16,186
Operating expenses:
Research and development	1,701	1,602	6,240	6,524
Selling, general and administrative	2,291	2,211	8,404	9,214
Total operating expenses	3,992	3,813	14,644	15,738
Operating income (loss)	(1,287)	178	(3,038)	448
Non-operating income (loss):
Interest income	49	65	273	190
Gain on sale of assets	-	-	-	-
Foreign currency transaction gain (loss)	48	(65)	58	42
Total non-operating income (loss)	97	-	331	232
Income (loss) before income taxes	(1,190)	178	(2,707)	680
Income tax (expense) benefit	8	(34)	(386)	(194)
Net income (loss)	($1,182)	$144	($3,093)	$486

Basic earnings (loss) per share	($0.13)	$0.02	($0.34)	$0.05
Diluted earnings (loss) per share	($0.13)	$0.02	($0.34)	$0.05
Weighted-average basic shares	9,236	9,021	9,150	8,941
Weighted-average diluted shares	9,236	9,096	9,150	9,073

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	December 31, 2024	December 31, 2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,326	$12,341
Trade accounts receivable, net of allowance for
doubtful accounts of $22 and $72, respectively	3,960	5,707
Inventories	6,212	5,875
Other current assets	659	690
TOTAL CURRENT ASSETS	21,157	24,613

Property, plant and equipment – net	1,001	1,359
Other assets	2,812	1,429
TOTAL ASSETS	$24,970	$27,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$820	$1,272
Accrued compensation	1,517	2,003
Deferred revenue	1,535	1,362
Other accrued liabilities	1,161	1,438
Income taxes payable	39	113
TOTAL CURRENT LIABILITIES	5,072	6,188

Operating lease liabilities	2,160	702
Long-term other payables	112	192

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 9,236,040 shares as of December 31,
2024 and 9,020,819 shares as of December 31, 2023	23,475	22,731
Accumulated earnings (deficit)	(5,738)	(2,645)
Accumulated other comprehensive income	(111)	233
TOTAL STOCKHOLDERS’ EQUITY	17,626	20,319
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,970	$27,401

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
(in thousands)
Net Income (loss)	($1,182)	$144	($3,093)	$486
Interest (income)	(49)	(65)	(273)	(190)
Taxes	(8)	34	386	194
Depreciation and amortization	115	140	565	608
EBITDA earnings	($1,124)	$253	($2,415)	$1,098

Equity compensation	9	261	976	1,190

Adjusted EBITDA, excluding equity compensation	($1,115)	$514	($1,439)	$2,288